Exhibit 99.2


                      IN THE UNITED STATES BANKRUPTCY COURT

                          FOR THE DISTRICT OF DELAWARE


In re:                        )    Chapter 11
                              )
IRAD CORPORATION and          )    Case No. 95-918 (PJW)
CARME, INC.,                  )
                              )    Jointly Administered
                    Debtors.  )


                      ORDER PURSUANT TO SECTION 363 OF THE
                   BANKRUPTCY CODE AUTHORIZING SALE OF ASSETS


          Upon the motion of Carme, Inc., debtor and debtor in possession herein ("Debtor"), for an Order, inter alia, (a) authorizing the sale of substantially all of the Debtor's assets free and clear of liens, claims and encumbrances, and
(b) authorizing the assumption and assignment of unexpired leases and executory contracts (the "Motion"); and notice of the Motion, having been given to the United States Trustee, the Debtor's twenty (20) largest unsecured creditors, counsel for Michigan National Bank, all counterparties to Assigned Contracts and all parties known to claim an interest in the Debtor's assets and objections, if any, to the Motion and the sale itself having been withdrawn or overruled; and a hearing having been held on August 25, 1995 on approval of the relief requested by the Motion; and the Court having reviewed the Asset Purchase Agreement between Carme International, Inc. (an affiliate of Senetek, PLC) as purchaser (the "Buyer") and the Debtor, as seller, dated as of July 31, 1995 (the "Asset Purchase Agreement"); and the Court having been fully advised in the premises; and after due deliberation, and sufficient cause appearing therefor, it is

          ORDERED, that the Debtor be, and hereby is, authorized to: (a) assume the Asset Purchase Agreement; (b) make, execute and deliver any and all documents; and (c) take all such actions as are necessary to consummate the transactions contemplated thereby; and it is further

          ORDERED, that, the Debtor be, and hereby is, authorized pursuant to Sections 363(b) and (f) of the Bankruptcy Code and Bankruptcy Rules 6004 and 6006, to sell, transfer, grant, convey and assign, free and clear of all liens, security interests and encumbrances, all of the Purchased Assets (as defined in the Asset Purchase Agreement) to the Buyer for an aggregate cash purchase price of $2,300,000 plus additional cash and the other consideration all as set forth in the Asset Purchase Agreement (the "Sale Price"); and it is further

          ORDERED, that the Debtor is authorized to assume the Assigned Contracts (as defined in the Motion) and to assign such contracts to the Buyer pursuant to Section 365(a) of the Bankruptcy Code; and it is further

          ORDERED, that the findings of fact made by the Court and contained in the recitals proceeding these ordered paragraphs be, and hereby are, incorporated into this Order; and it is further

          ORDERED, that the approval of the sale of assets is in the best interests of the Debtor, its estate and the creditors and that there are good business reasons for the Debtor to consummate the sale of the Assets to the Buyer; and it is further

          ORDERED, that the Buyer be, and hereby is, declared a good faith purchaser within the meaning of Section 363(m) of the Bankruptcy Code, and any reversal or modification on appeal of this Order shall not affect the validity of the sale of assets authorized hereby unless consummation of the sale of assets is stayed pending such appeal; and it is further

          ORDERED, that the Sale Price hereby is recognized as the result of a free and open sale process attended by qualifying bidders and that the Sale Price was not controlled by an agreement among any potential buyers as prohibited by Section 363(n) of the Bankruptcy Code; and it is further

          ORDERED, that this is a final and appealable order and the Court expressly directs entry of a judgment as set forth herein.

Dated:    Wilmington, Delaware
          August 25, 1995

                                   /s/ Peter J. Walsh
                                   United States Bankruptcy Judge